UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

UNITED BANCSHARES, INC/OH
(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

105 Progressive Drive, Columbus Grove, Ohio 45830-1241
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(419) 659-2141

N/A
(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange
Common Stock, No Par Value	UBOH	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

United Bancshares, Inc.
Announces Voluntary NASDAQ Delisting and SEC Deregistration

Date: July 25, 2022

Columbus Grove, Ohio, July 25, 2022 – United Bancshares, Inc. (the “Company”) (NASDAQ:UBOH), the holding company parent of The Union Bank Company (the “Bank”), an Ohio-chartered commercial bank headquartered in Columbus Grove, Ohio, announced today that it has notified the NASDAQ Stock Market of the Company’s intent to voluntarily delist its common stock from the NASDAQ Capital Market and withdraw the registration of its common stock with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 25 with the SEC to remove its common stock from listing on the NASDAQ Capital Market and to deregister its stock under Section 12(b) of the Exchange Act on or about August 17, 2022. The Company expects the last trading day of its shares of common stock on the NASDAQ Capital Market will be on or about August 26, 2022.  The Company intends to file a Form 15 with the SEC on or about September 5, 2022 to terminate the registration of its common stock under section 12(g) of the Exchange Act.  Once the termination is effective, which is expected to occur within 90 days of filing, the Company’s obligation to file proxy materials and comply with Section 16 Exchange Act beneficial ownership reporting rules will end.

The obligation of the Company to file periodic reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K, pursuant to Section 15(d) of the Exchange Act, will continue for the balance of its fiscal year ending December 31, 2022. The Company intends to file a Form 15 with the SEC after the filing of its Annual Report on SEC form 10-K for its fiscal year ended December 31, 2022, filed in early 2023, and upon such filing the Company’s obligation to file reports under Section 15(d) of the Exchange Act, including SEC Form 10-K, 10-Q, and 8-K, will be suspended immediately.

Following NASDAQ delisting, the Company expects its shares will be quoted on the OTCQX Market under the symbol “UBOH” beginning on or about August 29, 2022.

As a bank holding company, the Company is eligible to deregister with the SEC because it has fewer than 1,200 stockholders of record. The decision of the Company’s board of directors to delist and deregister its common stock was based on numerous factors, including the significant cost savings of no longer filing periodic reports with the SEC plus reductions in accounting, audit, legal and other costs.  The Company’s financial statements will continue to be audited by an independent accounting firm and the Company intends to publish quarterly and annual financial information via press releases or by postings on the OTCQX website (www.otcmarkets.com/home) and the Bank’s website (www.theubank.com).  The Bank will continue to report detailed quarterly financial results to its primary federal regulator, which are publicly available on the FDIC’s website (www.fdic.gov). United Bancshares, Inc. is the holding company of The Union Bank Company which serves Allen, Delaware, Franklin, Hancock, Marion, Paulding, Putnam, Sandusky, Van Wert and Wood Counties in Ohio, with office locations in Bowling Green, Columbus Grove, Delaware, Delphos, Findlay, Gahanna, Gibsonburg, Kalida, Leipsic, Lima, Marion, Ottawa, Paulding, Pemberville, Plymouth and Westerville Ohio.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors that could result in material variations include, but are not limited to, the possibility that activist stockholders may wage proxy contests or gain representation on the Board of Directors, causing disruption and/or uncertainty to the Company’s business, customer relationships and employee retention, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under “Part I – Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 7, 2022.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contact Information:
Brian D. Young
President & CEO
United Bancshares, Inc.
105 Progressive Drive
Columbus Grove, OH 45830
(800) 837-8111

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: July 25, 2022	By:	/s/ Brian D. Young
Brian D. Young
President and Chief Executive Officer